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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT






The Board of Directors
U.S. Interactive, Inc.:


We consent to the use of our reports dated February 9, 2000, relating to the consolidated balance sheets of U.S. Interactive, Inc and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows and related schedule for each of the years in the three-year period ended December 31, 1999, incorporated by reference in this registration statement on Form S-8, which reports are included in the December 31, 1999 annual report on Form 10-K of U.S. Interactive, Inc.



KPMG LLP


Philadelphia, Pennsylvania
July 6, 2000